                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No. _____)


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

   [X]  Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [ ]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           Surety Capital Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                 ---------------------------------------------------------------
     (2) Aggregate number of securities to which transaction
         applies:
                 ---------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                    ------------

     (4) Proposed maximum aggregate value of transaction:
                                                         -----------------------

     (5)  Total fee paid:
                         -------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 -----------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
                                                      --------------------------

     (3)  Filing Party:
                       ---------------------------------------------------------

     (4)  Date Filed:
                     -----------------------------------------------------------

                          SURETY CAPITAL CORPORATION

                      1845 Precinct Line Road, Suite 100
                              Hurst, Texas  76054

--------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 21, 1998

TO THE STOCKHOLDERS OF SURETY CAPITAL CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Surety Capital Corporation, a Delaware corporation (the "Company"), will be held at 3:00 p.m. local time at Surety Bank, National Association, 310 North Ninth Street, Midlothian, Texas 76065, on Thursday, May 21, 1998, for the following purposes:

        1. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares;

        2. To elect the nine (9) persons listed in the Proxy Statement dated April 10, 1998, accompanying this Notice, to serve as Directors of the Company;

        3. To ratify the adoption of the 1998 Incentive Stock Option Plan of the Company;

        4. To consider and act upon the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the 1998 fiscal year; and

        5. To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment(s) thereof.

    The Board of Directors has fixed the close of business on March 31, 1998 as the Record Date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournment(s) thereof, and only stockholders of record at such time will be so entitled to vote.

    All stockholders are urged to sign, date and return as promptly as possible the enclosed proxy in the enclosed postage-paid envelope. It is important that as many shares as possible be represented at the Annual Meeting of Stockholders. Consequently, whether or not you expect to be present, please execute and return the enclosed proxy.

                                    By Order of the Board of Directors,


                                    B. J. Curley, Secretary

April 10, 1998

                                PROXY STATEMENT

                          SURETY CAPITAL CORPORATION

                      1845 Precinct Line Road, Suite 100
                              Hurst, Texas  76054

                -----------------------------------------------

                        ANNUAL MEETING OF STOCKHOLDERS


                                 INTRODUCTION

    The following information is furnished to the stockholders of Surety Capital Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 3:00 p.m. local time at Surety Bank, National Association, 310 North Ninth Street, Midlothian, Texas 76065, on Thursday, May 21, 1998 and at any adjournment or adjournments thereof. The approximate date on which this Proxy Statement and the accompanying proxy are being sent to stockholders is April 13, 1998.


                              GENERAL INFORMATION

    The close of business on March 31, 1998 has been fixed as the record date for determining the stockholders entitled to vote at the Annual Meeting of Stockholders.

    At the Annual Meeting, the stockholders of Surety Capital Corporation will consider and vote upon the following matters:

        1. The approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares;

        2.  The election of Directors of the Company;

        3. The ratification of the adoption of the 1998 Incentive Stock Option Plan of the Company;

        4. The ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the 1998 fiscal year; and

        5. The transaction of such other business as may properly come before the Annual Meeting of Stockholders or any adjournment(s) thereof.

    Any person executing the accompanying proxy may revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date.

    Shares represented by each signed proxy received by the Board will be voted in accordance with the direction specified by the stockholder, and if no direction is specified, such shares will be voted "FOR" each proposal of the Board.

    The cost of soliciting proxies will be borne by the Company. The solicitation will be made by mail. The Company will also supply brokerage firms and other custodians, nominees and fiduciaries with such number of proxy materials as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses in connection therewith. Certain directors, officers and employees of the Company not specifically employed for the purpose may solicit proxies, without remuneration therefore, by mail, telephone, telegraph or personal interview.

                     OUTSTANDING SHARES AND VOTING RIGHTS

GENERAL

    The Board has fixed the close of business on March 31, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. At the close of business on the Record Date, there were 5,757,882 shares of common stock, $0.01 par value (the "Common Stock"), of the Company issued and outstanding.

    The Common Stock is the only class of stock outstanding and entitled to vote at the Annual Meeting. A stockholder is entitled to one vote, in person or by proxy, at the Annual Meeting for each share of Common Stock held of record in his or her name at the close of business on the Record Date. Cumulative voting for directors is not permitted pursuant to the Certificate of Incorporation of the Company. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, or any adjournment(s) thereof, is necessary to constitute a quorum to transact business at the Annual Meeting.


                              BOARD OF DIRECTORS

    Various meetings of the Board are held each year, including an organizational meeting following the conclusion of the Annual Meeting of Stockholders. Additionally, the Board has established an Audit Committee and a Stock Option Committee.

AUDIT COMMITTEE

    Members: William B. Byrd, Joseph S. Hardin, Michael L. Milam, Garrett Morris and Cullen W. Turner.

    The function of the Audit Committee is to (i) meet with the independent public accountants of the Company to review the annual audit and its results,
(ii) implement internal audit controls and procedures of the Company and its subsidiary, Surety Bank, National Association (the "Bank"), and (iii) make recommendations to the Board as to the engagement of the independent public accountants of the Company.

STOCK OPTION COMMITTEE

    Members:  William B. Byrd, Joseph S. Hardin and Cullen W. Turner.

    The function of the Stock Option Committee is to administer the Company's 1988 and 1995 Incentive Stock Option Plans, the 1996 Stock Option Plan for Directors, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors and the 1997 Non-Qualified Stock Option Plan for Officers and Key Employees. (See "EXECUTIVE COMPENSATION AND OTHER INFORMATION: Option Exercises and Holdings" and "BOARD OF DIRECTORS: Directors' Fees and Compensation.")

DIRECTORS' FEES AND COMPENSATION

    In February 1997 the Company began to hold combined meetings of the Board and the Bank Board. The Company paid each director who was not an officer of the Company $1,000 for attendance at each combined meeting. Prior to February 1997 the Bank paid each such director $500 for attendance at each meeting of the Bank Board. The total amount paid by the Company and the Bank as directors' fees in the fiscal year ended December 31, 1997 was $86,500.

    The Board has adopted the 1996 Stock Option Plan for Directors (the "1996 Directors Plan"), which is a formula plan pursuant to which annual options are automatically granted to directors of the Company who are not employees of the Company or the Bank. All options under the 1996 Directors Plan are nonstatutory stock options. On the first business day of calendar each year, each non-employee director is automatically granted an option to purchase 2,000 shares of Common Stock of the Company at the closing price of the Common Stock as reported on the American Stock Exchange on the grant date. In 1997 each non-employee director of the Company received an option to purchase 2,000 shares of Common Stock of the Company at an exercise price of $4.1875 per share.

    The Board has adopted the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1997 Directors Plan"), which provides for the one time grant of 25,000 non-statutory stock options to directors of the Company who are not employees of the Company or the Bank. In 1997 each non-employee director of the Company received an option to purchase 25,000 shares of Common Stock of the Company at exercise prices ranging from $4.18 to $5.375 per share.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    During fiscal year 1997 there were twelve (12) meetings of the Board, one
(1) meeting of the Audit Committee and two (2) meetings of the Stock Option Committee. Each director attended at least 75% of the total number of meetings of the Board and each committee of the Board of which he or she was a member during fiscal year 1997.

                                PROPOSAL NO. 1:
                    APPROVAL OF AMENDMENT TO THE COMPANY'S
                         CERTIFICATE OF INCORPORATION

    The Company's Certificate of Incorporation, as amended, presently authorizes the issuance of a total of 20,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). Of such 20,000,000 shares of presently authorized Common Stock, 5,757,882 are issued and outstanding as of March 31, 1998. No shares of Preferred Stock are issued and outstanding as of March 31, 1998.

    An aggregate of 848,858 shares of Common Stock has been reserved for issuance as of March 31, 1998 for stock options under various stock option plans of the Company, as summarized in the following table:

          SHARES OF COMMON STOCK                         NUMBER OF
       RESERVED FOR ISSUANCE UNDER                   SHARES RESERVED
   Employee Incentive Stock Options Plans             124,858 shares
   Employee Non-Qualified Stock Option Plans          480,000 shares
   Non-Employee Directors Stock Option Plan           244,000 shares

    If the stockholders approve Proposal 3, an additional 500,000 shares of Common Stock will be reserved for issuance upon exercise of options which may be granted under the 1998 Incentive Stock Option Plan of the Company. Furthermore, ___________ shares of Common Stock have been reserved for issuance upon conversion of the Company's 9% convertible subordinated notes in the aggregate principal amount of $4,___________ (the "Notes").

    On June 17, 1997, the Board adopted the Surety Capital Corporation Rights Agreement between the Company and Securities Transfer Corporation, as Rights Agent, which was subsequently amended on March 10, 1998 (the "Rights Agreement"), under which the Company declared a dividend of one common stock purchase right (the "Rights") for each share of Common Stock outstanding to stockholders of record at the close of business on June 6, 1997. The Rights Agreement is designed to deter coercive or unfair takeover tactics and to prevent an acquirer from gaining control of the Company without offering a fair price to all of the Company's stockholders. Each Right initially entitles holders of the Common Stock to buy one share of Common Stock at an exercise price of $10.00 (the "Exercise Price"). At the time of issuance the Rights were not economically feasible, and it is not know when, if at all, the Rights may be exercised.

    If certain circumstances exist that indicate a person or group is or may be proposing to acquire 15% or more of the Common Stock of the Company, each Right converts into a right to purchase additional shares of Common Stock of the Company. If a conversion occurs, each holder (other than the acquiring person or group) of a Right may purchase shares of Common Stock equal to the result obtained by dividing the Exercise Price by 50% of the then current market price of the Common Stock. This allows holders of Rights (other than the acquiring person or group) to purchase shares of Common Stock at one-half of the then market price for the Common Stock. Assuming that the Common Stock had a per share value of $5.00 at such time, the holder of each valid Right would be entitled to purchase four (4) shares of Common Stock for $10.00. Based on 5,757,882 shares of Common Stock issued and outstanding and assuming full exercise of all of the Rights, an additional 23,031,528 shares of Common Stock would be issued by the Company in connection with the exercise of the Rights. However, because of the various contingencies in the Rights Agreement for a conversion to occur, it is impossible to determine the number of authorized but unissued shares of Common Stock that may be required to be issued upon exercise of the Rights.

    If the Company, or any subsidiary of the Company, is acquired in a merger or other business combination transaction in which the Common Stock is exchanged or changed, or 50% or more of the Company's assets or earning power are sold, each Right will entitle the holder thereof to purchase that number of shares of Common Stock of the surviving or acquiring entity equal to the result obtained by dividing the Exercise Price by 50% of the then current market price of the common stock of the surviving or acquiring entity.

    The Company may redeem the Rights at $.0001 per Right at any time prior to the tenth day after a person or group acquires 15% or more of the Common Stock, other than pursuant to a transaction approved by the Board. Also, the Rights are redeemable even after a 15% or more acquisition, if the

Board so determines, in connection with a merger of the Company with a "white knight" and under other circumstances.

    After giving effect to all shares reserved for issuance in connection with the exercise of stock options under the various stock option plans of the Company and to conversion of the Company's 9% Notes, the Board has concluded that the Company does not have sufficient uncommitted shares of Common Stock for issuance under the Rights Agreement and for use in future acquisitions and capital raising efforts involving the issuance of shares of Common Stock. Management believes that an increase to 40,000,000 shares of authorized Common Stock will adequately provide for the exercise of the Rights and for use in future transactions involving the issuance of shares of the Company's Common Stock.

    The Board has adopted a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 (the "Amendment"). The relative rights and limitations of the Common Stock will remain unchanged under the Amendment, and the Amendment will not increase or otherwise affect the number of authorized shares of Preferred Stock which may be issued by the Company. The Board has proposed that Article FOURTH of the Company's Certificate of Incorporation be amended to increase its authorized capital stock. As so amended, this provision of the Certificate of Incorporation would read as set forth on ANNEX I hereto.

    The additional Common Stock, if so authorized, could be issued at the discretion of the Board without any further action by the stockholders, except as required by applicable law or regulation, in connection with acquisitions, efforts to raise additional capital for the Company, and other corporate purposes. Shares of the Common Stock will be issued only upon a determination by the Board that a proposed issuance is in the best interests of the Company. The Company currently has no plans or commitments that would involve the issuance of additional shares of Common Stock.

    The flexibility vested in the Board to authorize the issuance and sale of authorized but unissued shares of Common Stock could enhance the Board's bargaining capability on behalf of the Company's stockholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management even if such a transaction were favored by the holders of the requisite number of the then outstanding shares. Accordingly, stockholders of the Company might be deprived of an opportunity to consider a takeover proposal which a third party might initiate if the Company did not have authorized but unissued shares of Common Stock available for issuance under the Rights Agreement.

    The Company is not aware of any present efforts to gain control of the Company or to organize a proxy contest. If such a proposal was presented, management would make a recommendation based upon the best interests of the Company's stockholders. There are no "anti-takeover" measures which are currently part of the Company's charter or bylaws.

    An affirmative vote by holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the Amendment.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                PROPOSAL NO. 2:
                             ELECTION OF DIRECTORS

    The bylaws of the Company provide that the Board shall consist of such number of directors as shall be determined by resolution of the Board. By a resolution adopted by the Board on February 17, 1998, the number of directors comprising the Board was set at nine (9). The Board has nominated the nine (9) individuals named below to serve as directors of the Company.

    Names of the nominees for directors and other information about them appears in the following table. All of the nominees have consented to serve if elected. If for any unforeseen reason a nominee is unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the Board. However, the Board has no reason to anticipate that any of the nominees will not be able to serve, if elected.


   Name and Age of
    Nominee; Years                            Principal Occupation for Past
   Served as Director                         Five Years; Other Directorships
   ------------------                         -------------------------------
   C. Jack Bean           C. Jack Bean has been Chairman of the Board and a director of the
    Age 70                Company since March 1987, and served as President of the Company
Director Since 1987       from March 1987 to July 1992.  Mr. Bean was the owner and founder of
                          Surety Finance Company, the predecessor company to the Company's business, from 1985 until March 1987.  He has served as Chairman of the Board and a director of the Bank since December 1989.  Mr. Bean has served as a director of Dallas Fire Insurance Company, a licensed
                          Texas stock insurance company, since November 1996.  The president of
                          Dallas Fire Insurance Company is also a director of the Company.


  Bobby W. Hackler        Bobby W. Hackler has been Vice Chairman of the Company since
      Age 52              February 1997, Chief Operating Officer since June 1996 and a director
Director Since 1994       since May 1994.  He previously served as Senior Vice President of the
                          Company from June 1996 to January 1997, as Chief Financial Officer from January 1992 to October 1995, and as Vice President and Secretary
                          from January 1992 to June 1996.  He has served as Vice Chairman of the
                          Bank since February 1997, as President since February 1994, as Chief
                          Executive Officer since July 1992, and as a director since December
                          1990.  Mr. Hackler previously served as Chief Operating Officer of the
                          Bank from January 1992 to July 1992.  Mr. Hackler has served as a director of McCoy Myers and Associates, Inc., a computer data processing company for banks, since November 1996.  The Bank owns a
                          17% interest in McCoy Myers and Associates, Inc.


G. M. Heinzelmann, III    G. M. Heinzelmann, III has been President of the Company since July
      Age 35              1992 and a director since July 1993.  He previously served as Vice
 Director Since 1993      President of the Company from May 1987 to July 1992.
                          Mr. Heinzel mann has served as Executive Vice President and a director of the Bank since December 1989 and as Manager of the insurance premium finance division of the Company, and subsequently the Bank, since May 1987.


    Name and Age of
     Nominee; Years                              Principal Occupation for Past
   Served as Director                           Five Years; Other Directorships
   -----------------                            -------------------------------


   William B. Byrd        William B. Byrd has served as a director of the Company since April
      Age 66              1993.  He has been involved in personal investment activities, real estate
Director Since 1993       brokerage and management, and ranching for the past five years.  Mr.
                          Byrd has served as a director of the Bank since January 1994.


  Joseph S. Hardin       Joseph S. Hardin has served as a director of the Company since April
      Age 82             1989.  He has been involved in personal investment activities for the past
Director Since 1989      five years.  Mr. Hardin has served as a director of the Bank since May
                         1994.


Margaret E. Holland      Margaret E. Holland has served as a director of the Company since
      Age 45             September 1997.  She has been a partner in the law firm of Tracy &
Director Since 1997      Holland, L.L.P. since October 1992.  Ms. Holland has served as a director of the Bank since September 1997.


 Michael L. Milam        Michael L. Milam has served as a director of the Company since May
      Age 45             1994.  He has been president of Dallas Fire Insurance Company, a
Director Since 1994      licensed Texas stock insurance company, since December 1988.  Mr.
                         Milam has served as a director of the Bank since May 1994.


  Garrett Morris         Garrett Morris has served as a director of the Company since May 1994.
      Age 82             He has been a member of the law firm of Morris and Schieffer since
Director Since 1994      1989.  Mr. Morris has served as a director of the Bank since May 1994.


  Cullen W. Turner       Cullen W. Turner has served as a director of the Company since March
      Age 57             1987.  He has been involved in personal investment activities for the past
Director Since 1987      five years.  Mr. Turner has served as a director of the Bank since
                         December 1993.



    G. M. Heinzelmann, III, President and a director of the Company, is the son-in-law of C. Jack Bean, Chairman of the Board of the Company. Otherwise, there is no family relationship between any of the nominees, directors and any executive officer of the Company.

    No director presently holds any other directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15 of that act.

    The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment(s) thereof is necessary for the election of directors. Assuming the receipt by each such person of the affirmative vote of at least a majority of the shares of Common Stock represented at the Annual Meeting, the nine (9) persons receiving the greatest number of votes will be elected as directors.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NINE (9) PERSONS NAMED UNDER "PROPOSAL NO. 2: ELECTION OF DIRECTORS."

                                PROPOSAL NO. 3:
               RATIFICATION OF 1998 INCENTIVE STOCK OPTION PLAN

    On March 10, 1998 the Board adopted, subject to the approval of the stockholders of the Company, the 1998 Incentive Stock Option Plan of Surety Capital Corporation (the "1998 Stock Plan").

    A brief summary of the material provisions of the 1998 Stock Plan is set out below. The following summary is qualified in its entirety by reference to the full text of the 1998 Stock Plan, a copy of which is attached hereto as ANNEX II and by reference made a part hereof.

    The purpose of the 1998 Stock Plan is to permit officers and key employees of the Company and the Bank to acquire a proprietary interest in the Company, thereby providing them with an additional incentive for further promoting the success of the Company's business operations and encouraging them to remain as officers and key employees of the Company and the Bank.

    Subject to provisions for proportionate adjustment occasioned by changes in the Company's capital structure, a total of 500,000 shares of Common Stock have been set aside under the 1998 Stock Plan for issuance upon exercise of options granted thereunder.

    All executive officers and other key personnel of the Company are eligible to participate in the 1998 Stock Plan. Members of the Board who are not employed by the Company or the Bank are not eligible to participate in the 1998 Stock Plan.

    The 1998 Stock Plan will be administered by the Stock Option Committee (the "Committee") of the Board, which is comprised of three (3) members of the Board, none of whom are eligible to receive options under the Plan. The number of members of the Committee will be determined by the Board from time to time, but in no event may the number of members of the Committee be less than two (2). The Committee is empowered (a) to select the individuals to whom and the time or times at which options will be granted under the 1998 Stock Plan, to determine the number of shares subject to each option granted under the 1998 Stock Plan and the exercise price thereof, to determine the terms, conditions, restrictions and other provisions of such options, and, subject to the restrictions imposed by the 1998 Stock Plan, to cancel options granted under the 1998 Stock Plan; (b) to construe and interpret the 1998 Stock Plan and all options granted under the 1998 Stock Plan; (c) to prescribe, amend and rescind rules and regulations relating to the 1998 Stock Plan; and (d) to make all other determinations necessary or advisable for the administration of the 1998 Stock Plan.

    Except for participants under the 1998 Stock Plan who own more than ten percent (10%) of the shares of Common Stock of the Company, the price at which such shares of Common Stock may be purchased pursuant to the exercise of options granted under the 1998 Stock Plan may not be less than one hundred percent (100%) of the fair market value of the shares of Common Stock underlying the options on the date such options are granted, and the options by their terms may not be exercisable after ten (10) years from the date the options are granted. With respect to participants under the 1998 Stock Plan who own more than ten percent (10%) of the shares of Common Stock of the Company, the price at which such shares of Common Stock may be purchased pursuant to the exercise of options granted under the 1998 Stock Plan may not be less than one hundred ten percent (110%) of the fair market value of the shares of Common Stock underlying the options on the date such options are granted, and the options by their terms may not be exercisable after five (5) years from the date the options are granted.

    The 1998 Stock Plan also provides for the earlier termination of an option in the event of the participant's termination of employment by death, disability or otherwise. Options granted under the 1998 Stock Plan are nontransferable except by will or by the laws of descent and distribution; thus, during the lifetime of a participant, options granted to a participant may only be exercised by such participant.

    Additionally, the aggregate fair market value (determined at the time the options are granted) of the Common Stock with respect to which options of a participant are exercisable for the first time during any calendar year under the 1998 Stock Plan, together with any options granted to such participant under any other plan of the Company or the Bank, may not exceed $100,000.

    Payment for any shares of Common Stock to be issued upon exercise of an option granted under the 1998 Stock Plan may be tendered either in cash or by certified or cashier's check, or by the tender of shares of Common Stock of the Company having a fair market value as of the date of exercise equal to the exercise price, if the Company is not then prohibited from purchasing or acquiring shares of Common Stock.

    Subject to the terms and conditions and within the limitations of the 1998 Stock Plan, the Committee may modify, extend or renew outstanding options granted under the 1998 Stock Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised), including canceling outstanding options and reissuing new options at a lower option exercise price in the event that the fair market value per share of Common Stock at any time prior to the date of exercise falls below the option exercise price of options granted pursuant to the 1998 Stock Plan. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the participant, alter or impair any rights or obligations under any option previously granted under the 1998 Stock Plan.

    Section 422 of the Internal Revenue Code of 1986 (the "Code") provides favorable tax treatment for a special class of stock options called "incentive stock options." Options granted under the 1998 Stock Plan are intended to qualify as "incentive stock options." Under applicable provisions of the Code now in effect and pursuant to the terms and provisions of the 1998 Stock Plan,
(i) an "incentive stock option" results in no taxable income to a participant or deduction to the Company at the time it is granted; (ii) upon exercise of the option, no taxable income results to the participant from the receipt of the shares of Common Stock thereby acquired, and no deduction is allowed to the Company; (iii) if, after exercise of such an option, the participant does not dispose of the shares of Common Stock thereby acquired within the later of two
(2) years of the date of grant of the option or within one (1) year of the date of the transfer of such shares to the participant, the participant will be entitled, subject to certain exceptions, to treat any gain realized upon disposition of the shares of Common Stock as capital gain in the year of sale; and (iv) if held by the participant for the periods described in clause (iii) above, the Company will not be entitled to any deduction respecting any gain realized from the disposition of shares of Common Stock by the recipient. A recipient of an option may be subject to the alternative minimum tax under the Code as the inherent gain measured by the difference between the fair market value of the Common Stock and the exercise price (the "spread") at the date of exercise is a potential adjustment item to income on which the alternative minimum tax is computed. As a general rule, if the 2-year and 1-year holding requirements discussed above are not met, but all other requirements are met, gains derived from the sale of the Common Stock will be treated as compensation income to the participant, and the Company will be entitled to a corresponding tax deduction for the spread at that time. However, the recipient's tax consequences from a disposition of the shares may vary depending upon the circumstances involved in the disposition.

    In addition, characterization of the gain realized from the disposition of Common Stock as capital gain or ordinary income may have material tax consequences to the recipient. Specifically, gain characterized as capital gain is subject to offset against any capital losses of the recipient. Conversely, any loss realized from the disposition of shares of Common Stock treated as a long term capital loss can only be offset against other capital gains of the recipient plus an amount not in excess of $3,000 of other ordinary income. Any long term capital loss of the recipient over and above those annual amounts are carried forward to subsequent taxable years. Moreover, gain realized from the early disposition of shares of Common Stock which is treated as ordinary income is subject to withholding taxes and social security taxes. THE TAX CONSEQUENCES OF A DISPOSITION OF SHARES WILL VARY, DEPENDING ON THE PARTICIPANT'S INDIVIDUAL TAX SITUATION. THEREFORE, EACH PARTICIPANT IS ENCOURAGED TO CONSULT WITH HIS OWN TAX ADVISOR.

    The proceeds from the sale of shares of Common Stock pursuant to options granted under the 1998 Stock Plan will constitute general corporate funds of the Company.

    As of the date hereof, no options have been granted by the Committee under the 1998 Stock Plan. Options under the 1998 Stock Plan must be granted on or before March 10, 2008.

    On March 31, 1998 the market value of the shares of Common Stock underlying the options subject to grant under the 1998 Stock Plan was approximately $_________.

    The affirmative vote of the holders of a majority of outstanding shares of Common Stock of the Company is required to ratify the adoption of the 1998 Stock Plan of the Company.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 1998 INCENTIVE STOCK OPTION PLAN OF THE COMPANY.

                                PROPOSAL NO. 4:
           APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Subject to approval by the stockholders, the Board has selected Coopers & Lybrand L.L.P. as independent public accountants of the Company for its fiscal year ending December 31, 1998. Coopers & Lybrand L.L.P. has acted in such capacity for the Company since March 1987 and has reported that neither the firm nor any of its partners has any material direct or indirect financial interest in the Company, other than as independent public accountants.

    Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting of Stock holders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment(s) thereof is necessary for the approval of the appointment of Coopers & Lybrand L.L.P. as independent public accountants of the Company for its fiscal year ending December 31, 1998.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 1998.

                      ACTION TO BE TAKEN UNDER THE PROXY

    The accompanying proxy will be voted "FOR" the approval of the Amendment to the Company's Certificate of Incorporation; "FOR" the election of the nine (9) persons recommended by the Board and named under "PROPOSAL NO. 2: ELECTION OF DIRECTORS" as nominees for directors of the Company; "FOR" the ratification of the adoption of the 1998 Incentive Stock Option Plan; and "FOR" approval of the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of the Company for its fiscal year ending December 31, 1998, unless the proxy is marked in such a manner as to withhold authority to so vote.

    The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof. Management knows of no other matters to be considered at the Annual Meeting of Stockholders. If, however, any other matters properly come before the Annual Meeting of Stock holders, or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed advisable, vote to adjourn the meeting from time to time.

                                STOCK OWNERSHIP

BY MANAGEMENT

    The following table shows beneficial ownership of shares of Common Stock of the Company by all current directors, nominees for director and executive officers of the Company named under the caption "EXECUTIVE COMPENSATION AND OTHER INFORMATION," individually, and, together with all current executive officers of the Company as a group, as of February 28, 1998:

----------------------------------------------------------
                               Amount and
   Name of Individual          Nature of          Percent
      or Number of             Beneficial           of
    Persons In Group         Ownership/(1)/     Class/(2)/
----------------------------------------------------------

C. Jack Bean              202,084 shares/(3)/      3.49%
William B. Byrd            14,800 shares/(4)/         *
Bobby W. Hackler           62,377 shares/(5)/      1.07%
Joseph S. Hardin          200,583 shares/(6)/      3.48%
G. M. Heinzelmann, III     67,450 shares/(7)/      1.16%
Margaret E. Holland         5,000 shares/(8)/         *
Michael L. Milam           44,250 shares/(9)/         *
Garrett Morris              9,250 shares/(10)/        *
Cullen W. Turner           90,100 shares/(11)/     1.56%
All directors and         721,250 shares/(12)/    12.07%
executive officers as
a group (10 persons)

----------------------

  *   Less than 1% of all the issued and outstanding shares of Common Stock.

 (1) Based on information furnished by persons named and, except as otherwise indicated below, each person has sole voting and investment power with respect to all shares of Common Stock owned by such person.

 (2) Based on 5,757,882 shares of Common Stock issued and outstanding at February 28, 1998, as adjusted for shares convertible or exercisable within sixty (60) days which are deemed outstand ing for a specific stockholder pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

 (3) Includes 172,193 shares of Common Stock owned of record; 4,891 shares of Common Stock which Mr. Bean has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1995 Incentive Stock Option Plan of the Company; and 25,000 shares of Common Stock which Mr. Bean has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1997 Non-Qualified Stock Option Plan for Officers and Key Employees of the Company. (See "EXECUTIVE COMPENSATION AND OTHER INFORMATION: Incentive Stock Option Plans" and "Option Exercises and Holdings.")

 (4) Includes 7,800 shares of Common Stock owned of record; 2,000 shares of Common Stock which Mr. Byrd has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company; and 5,000 shares of Common Stock which Mr. Byrd has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of the Company. (See "BOARD OF DIRECTORS: Directors' Fees and Compensation.")

 (5) Includes 128 shares of Common Stock owned of record; 37,249 shares of Common Stock which Mr. Hackler has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1988 and 1995 Incentive Stock Option Plans of the Company; and 25,000 shares of Common Stock which Mr. Hackler has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1997 Non-Qualified Stock Option Plan for Officers and Key Employees of the Company. (See "EXECUTIVE COMPEN SATION AND OTHER
      INFORMATION: Incentive Stock Option Plans" and "Option Exercises and Holdings.")

 (6) Includes 191,583 shares of Common Stock held by a trust for which Mr. Hardin serves as a co-trustee; 4,000 shares of Common Stock which Mr. Hardin has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company; and 5,000 shares of Common Stock which Mr. Hardin has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of the Company. (See "BOARD OF DIRECTORS: Directors' Fees and Compensation.")

 (7) Includes 8,590 shares of Common Stock owned of record; 33,860 shares of Common Stock which Mr. Heinzelmann has the right to acquire within sixty
      (60) days from the date hereof pursuant to options granted to him under the 1988 and 1995 Incentive Stock Option Plans of the Company; and 25,000 shares of Common Stock which Mr. Heinzelmann has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1997 Non-Qualified

      Stock Option Plan for Officers and Key Employees of the Company. (See "EXECUTIVE COMPENSATION AND OTHER INFORMATION: Incentive Stock Option Plans" and "Option Exercises and Holdings.")

 (8) Includes 5,000 shares of Common Stock which Ms. Holland has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to her under the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of the Company. (See "BOARD OF DIRECTORS: Directors' Fees and Compensation.")

 (9) Includes 250 shares of Common Stock owned of record; 35,000 shares of Common Stock held by Dallas Fire Insurance Company, which is a wholly-owned subsidiary of a corporation in which Mr. Milam has a 50% ownership interest; 4,000 shares of Common Stock which Mr. Milam has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company; and 5,000 shares of Common Stock which Mr. Milam has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of the Company. (See "BOARD OF DIRECTORS: Directors' Fees and Compensation.")

(10) Includes 4,250 shares of Common Stock owned of record and 5,000 shares of Common Stock which Mr. Morris has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of the Company. (See "BOARD OF DIRECTORS: Directors' Fees and Compensation.")

(11) Includes 5,300 shares of Common Stock owned of record; 20,800 shares of Common Stock held by a trust for which Mr. Turner serves as trustee; 55,000 shares of Common Stock held by an estate for which Mr. Turner serves as executor; 4,000 shares of Common Stock which Mr. Turner has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company; and 5,000 shares of Common Stock which Mr. Turner has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of the Company. (See "BOARD OF DIRECTORS:
      Directors' Fees and Compensation.")

(12) Includes 40,698 shares of Common Stock of the Company currently exercisable pursuant to the Company's 1988 Incentive Stock Option Plan; 44,158 shares of Common Stock of the Company currently exercisable pursuant to the Company's 1995 Incentive Stock Option Plan; 14,000 shares of Common Stock of the Company currently exercisable pursuant to the Company's 1996 Stock Option Plan for Directors; 30,000 shares of Common Stock of the Company currently exercisable pursuant to the Company's 1997 Non-Qualified Stock Option Plan for Non-Employee Directors; and 90,000 shares of Common Stock of the Company currently exercisable pursuant to the 1997 Non-Qualified Stock Option Plan for Officers and Key Employees.

BY OTHERS

    The following table sets forth certain information with respect to stockholders of the Company who were known to be beneficial owners of more than five percent (5%) of the issued and outstanding shares of the Common Stock of the Company as of February 28, 1998:

                                      -13

-------------------------------------------------------------------
                                     Amount and Nature     Percent
         Name and Address              of Beneficial         of
       of Beneficial Owner            Ownership/(1)/     Class/(2)/
-------------------------------------------------------------------

First Union Corporation               413,000 shares           7.17%
One First Union Center
Charlotte, North Carolina  28288

John Hancock Advisers, Inc.           369,700 shares           6.42%
101 Huntington Avenue
Boston, Massachusetts  02199

Nicholas Limited Edition, Inc.        432,800 shares/(3)/      7.52%
700 North Water Street
Milwaukee, Wisconsin  53202

--------------------

(1) Based on information furnished by the entities named and, except as otherwise indicated below, each entity has sole voting and investment power with respect to all shares of Common Stock owned by such entity.

(2) Based on 5,757,882 shares of Common Stock issued and outstanding at February 28, 1998, as adjusted for shares convertible or exercisable within sixty (60) days which are deemed outstanding for a specific stockholder pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(3) Nicholas Limited Edition, Inc. has sole voting power with respect to these shares. Nicholas Company, Inc., in its capacity as investment advisor to Nicholas Limited Edition, Inc., has sole investment power with respect to these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership with the Securities and Exchange Commission.

    Based upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, management of the Company has determined that during fiscal year 1997 the following directors, officers and/or ten percent (10%) beneficial owners of Common Stock of the Company failed to timely file with the Securities and Exchange Commission one or more required reports on Form 3, 4 or 5 regarding transactions in securities of the Company:

              REPORTING           NUMBER OF       NUMBER OF
               PERSON              REPORTS      TRANSACTIONS
       Margaret E. Holland            1             1
       Michael L. Milam               1             1

    To the best knowledge of management of the Company, during fiscal year 1997 no director, officer or ten percent (10%) beneficial owner of Common Stock of the Company failed to file with the

Securities and Exchange Commission any required reports on Form 3, 4 or 5 regarding transactions in securities of the Company.


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company and the Bank to or on behalf of the Company's Chairman of the Board and Chief Executive Officer and each of the two
(2) other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1997, 1996 and 1995:


                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION
 -----------------------------------------------------------------------------------------------------
                                                                                                                 All Other
           Name and                                                                                            Compensation
      Principal Position                            Year        Salary($)/(1)/          Bonus($)                 ($)/(2)/
----------------------------------------------------------------------------------------------------------------------------
C. Jack Bean                                        1997          $157,200              $     0                $      2,318
Chairman of the Board and Chief                     1996          $139,346              $19,850                $      2,407
Executive Officer of the Company;                   1995          $114,100              $17,000                $      3,411
Chairman of the Board of the Bank

Bobby W. Hackler                                    1997          $123,301              $     0                $     10,948/(3)/
Vice Chairman and Chief Operating                   1996          $103,946              $15,200                $      2,622
Officer of the Company; Vice                        1995          $ 88,125              $13,000                $      3,128
Chairman, President and Chief
Executive Officer of the Bank

G. M. Heinzelmann, III                              1997          $113,000              $     0                $      2,318
President of the Company; Executive                 1996          $ 94,500              $13,800                $      2,383
Vice President of the Bank                          1995          $ 80,475              $12,000                $      2,848

-------------------------

(1) Includes salary and directors' fees paid by the Bank, before any salary reduction for contributions to the Bank's Savings Plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

(2) The amounts shown in this column consist of matching contributions under the Bank's Savings Plan under Section 401(k) of the Code, which was adopted by the Bank in 1993.

(3) Includes $2,318 for a matching contribution under the Bank's Savings Plan under Section 401(k) of the Code and $8,630 in premium payments with respect to term life insurance for the benefit of Mr. Hackler.

STOCK OPTION PLANS

    DESCRIPTION OF STOCK OPTION PLANS. The Board has adopted the 1988, 1995 and 1998 Incentive Stock Option Plans of Surety Capital Corporation and the 1997 Non-Qualified Stock Option Plan for Officers and Key Employees of Surety Capital Corporation (the "Stock Option Plans") for officers and/or key employees of the Company. Both the 1988 and 1995 Stock Option Plans have been approved by the stockholders of the Company. The 1997 Stock Option Plan was adopted by the Board on January 2, 1997 and is not subject to stockholder approval. The 1998 Stock Option Plan was adopted by the Board on March 10, 1998, subject to approval of the stockholders. The 1998 Stock Option Plan will be submitted for such approval at the next annual meeting of stockholders scheduled to be held in May of 1998. In the event the 1998 Stock Option Plan is not approved by the stockhold ers, the 1998 Stock Option Plan, together with any options granted thereunder, will be void. As of March 31, 1998 no options have been granted under the 1998 Stock Option Plan. The purpose of the Stock Option Plans is to attract and retain capable employees and provide an incentive to such employees to remain in the employ of the Company.

    Options for the purchase of Common Stock under the Stock Option Plans may be granted to officers or key employees selected from time to time by the Stock Option Committee of the Board. The exercise price for any options granted pursuant to the Stock Option Plans must be at least equal to the fair market value of the Common Stock on the date the options are granted. Under the Stock Option Plans an aggregate of 1,200,000 shares of Common Stock of the Company were set aside for issuance pursuant to the exercise of options granted thereunder. To exercise the options, grantees must pay the exercise price in cash or Common Stock, or any combination of cash and Common Stock.

    OPTION GRANTS. The following table provides information on stock options granted in fiscal year 1997 to the named executive officers:

                    OPTION GRANTS IN FISCAL YEAR 1997/(1)/

------------------------------------------------------------------------------------------
                                                                                                   Potential
                                                                                               Realizable Value
                                                                                               at Assumed Annual
                                Individual Grants                                               Rates of Stock
                                                                                              Price Appreciation
                                                                                                for Option Term
-----------------------------------------------------------------------------------------------------------------
                             Number of       Percent
                            Securities      of Total
                            Underlying      Options          Exercise
                             Options       Granted to        or Base
                             Granted      Employees in        Price        Expiration
Name                         (#)/(2)/     Fiscal Year       ($/Sh)/(3)/       Date         5%($)/(4)/   10%($)/(4)/
-------------------------------------------------------------------------------------------------------------------
C. Jack Bean                   5,250            35%           $4.1875       01-02-07    $    13,826    $     35,037
                               7,000/(5)/       35%           $4.1875       01-02-07    $         0    $          0
                             125,000            25%           $4.18         01-02-07    $   328,597    $    832,730
                               7,800/(6)/     59.1%           $4.9375       02-18-02    $    10,640    $     23,512
Bobby W. Hackler               4,050            27%           $4.1875       01-02-07    $     9,876    $     25,027
                               5,400/(5)/       27%           $4.1875       01-02-07    $         0    $          0
                             125,000            25%           $4.18         01-02-07    $   328,597    $    832,730
                               2,826/(6)/     21.4%           $4.9375       02-18-02    $     3,504    $      7,744
G. M. Heinzelmann, III         3,750            25%           $4.1875       01-02-07    $    10,666    $     27,029
                               5,000/(5)/       25%           $4.1875       01-02-07    $         0    $          0
                             125,000            25%           $4.18         01-02-07    $   328,597    $    832,730
                               2,569/(6)/     19.5%           $4.9375       02-18-02    $     3,855    $      8,519

-----------------------------------


(1) This table reflects incentive stock options covering 30,450 shares of Common Stock granted on January 2, 1997 under the 1995 Incentive Stock Option Plan of Surety Capital Corporation (the "1995 Plan"); non-qualified stock options covering 375,000 shares of Common Stock granted on January 2, 1997 under the 1997 Non-Qualified Stock Option Plan for Officers and Key Employees of Surety Capital Corporation (the "1997 Plan"); and incentive stock options covering 13,195 shares of Common Stock granted on February 18, 1997 under the 1988 Incentive Stock Option Plan of Surety Capital Corporation (the "1988 Plan") to the named executive officers. Of the options granted under the 1995 Plan, 13,050 vested on the date of grant and 17,400 were cancelled due to the failure of the Company to meet certain financial targets. See footnote (5) below. Options granted under the 1995 Plan have been granted for a term of ten years, subject to earlier termination upon the occurrence of certain events related to termination of employment. Options granted under the 1997 Plan vest over a period of five years and have been granted for a term of ten years. See footnote (6) below. Options granted under the 1988 Plan vested on the date of grant and have been granted for a term of five years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

(2) Under the terms of the Plans, the Stock Option Committee retains the discretion, subject to plan limits, to modify the terms of outstanding options.

(3) Based on 100% of the fair market value of the shares underlying options on the date of grant.

(4) The dollar amounts under these columns are the result of calculations of the potential realizable value under the 5% and 10% rates set by the Securities and Exchange Commission. The assumed appreciation rates of 5% and 10% (compounded annually on the $4.1875, $4.18 and $4.9375 market values at the dates of grant) from the date of grant are not intended to forecast possible future appreciation, if any, of the Company's stock price. These amounts show potential realizable value of the options at the end of the ten year term.

(5) These options were scheduled to vest upon the public announcement by the Company of its 1997 operating results, if reported earnings per weighted average share outstanding for the Corporation's 1997 fiscal year equaled or exceeded reported earnings per weighted average share out standing for the Corporation's 1996 fiscal year. Earnings per weighted average share outstanding for 1997 failed to reach the targeted level and therefore the options were cancelled.

(6) On February 18, 1997 the Board determined to amend the exercise price of certain options previously granted to the named executive officers under the 1988 Plan. The options were granted in 1992 and 1993 at prices ranging from $5.50 to $7.2188 per share. The options were cancelled and regranted at the fair market value of the shares underlying the options on the date of grant. A total of 13,195 options were repriced in this transaction.

    OPTION EXERCISES AND HOLDINGS. The following table provides information with respect to the named executive officers concerning the exercise of incentive stock options during the last fiscal year and unexercised incentive stock options held as of the end of the last fiscal year under the Stock Option Plans:

                          AGGREGATED OPTION EXERCISES
                              IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

------------------------------------------------------------------
                                                                                            Value of
                                                                         Number of         Unexercised
                                                                        Unexercised       In-the-Money
                                                                        Options at         Options at
                                                                         FY-End (#)         FY-End ($)
                                                                   -------------------------------------
                                                           Value
                                  Shares Acquired         Realized      Exercisable/       Exercisable/
Name                               on Exercise (#)        ($)/(1)/     Unexercisable    Unexercisable/(2)/
----------------------------------------------------------------------------------------------------------

C. Jack Bean                         22,434           $  19,252         29,891/106,522   $ 70,806/$282,408
Bobby W. Hackler                          0           $       0         62,249/104,986   $179,561/$282,312
G. M. Heinzelmann, III                    0           $       0         58,860/104,532   $169,627/$282,283

------------------------

(1) Fair market value at exercise minus the exercise price.

(2) Market value of underlying securities as of the fiscal year-end ($7.00), minus the exercise or base price.


    STOCK OPTION COMMITTEE REPORT ON REPRICING OF OPTIONS. On February 18, 1997 the Stock Option Committee determined that it was in the best interest of the Company to accept the surrender of incentive stock options previously granted to the named executive officers on July 6, 1992 and

April 7, 1993 under the 1988 Incentive Stock Option Plan and to grant new options for the same number of shares at the current fair market value of the Common Stock to the named executive officers. Effective February 18, 1997, the options were cancelled and became of no further force and effect in accordance with the terms and provisions of the 1988 Incentive Stock Option Plan, and the shares of Common Stock subject to such options were again available for other options to be granted under the 1988 Incentive Stock Option Plan.

    The following table provides information regarding the stock options previously granted to the named executive officers that were amended in fiscal year 1997 to adjust the exercise price:

                          TEN-YEAR OPTION REPRICINGS
--------------------------------------------------------------------------------

                                                                                                               Length of
                                          Number of       Market price        Exercise                          original
                                         securities       of stock at         price at                        option term
                                         underlying         time of           time of                         remaining at
                                          options         repricing or       repricing or        New            date of
                                        repriced or        amendment          amendment        exercise       repricing or
      Name                    Date       amended (#)          ($)                ($)           price ($)       amendment
---------------------------------------------------------------------------------------------------------------------------

C. Jack Bean                02-18-97         3,700         $4.9375           $7.2188           $4.9375         138 days
Chairman of the Board       02-18-97         4,100         $4.9375           $  5.50           $4.9375         413 days
and Chief Executive
Officer of the Company;
Chairman of the Board
of the Bank

Bobby W. Hackler            02-18-97         2,826         $4.9375           $6.5625           $4.9375         138 days
Vice Chairman and
Chief Operating Officer
of the Company; Vice
Chairman, President and
Chief Executive Officer
of the Bank

G. M. Heinzelmann, III      02-18-97         2,569         $4.9375           $6.5625           $4.9375         138 days
President of the
Company; Executive
Vice President of the
Bank

-------------------------

                                                      STOCK OPTION COMMITTEE OF
                                                     SURETY CAPITAL CORPORATION
                                                           William B. Byrd
                                                           Joseph S. Hardin
                                                           Cullen W. Turner

TERMINATION OF EMPLOYMENT, CHANGE IN CONTROL AND EXECUTIVE DEFERRED COMPENSATION AGREEMENTS

    The Company has entered into termination of employment, change in control and executive deferred compensation agreements with certain of its executive officers, as more fully described below.

                                      -19

While these agreements were not adopted to deter takeovers, they may have an incidental anti-takeover effect by making it more expensive for a bidder to acquire control of the Company.

    CHANGE IN CONTROL AGREEMENTS. The Company has entered into change in control agreements with the following executive officers of the Company: C. Jack Bean, Bobby W. Hackler, G. M. Hein zelmann, III and B. J. Curley.

    The change in control agreements provide for the payment under certain circumstances of benefits to these officers in the event of a change in control of the Company followed by the termination of employment of the officers.

    A "change in control" is deemed to have occurred if (i) any person becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the Common Stock of the Company, or (ii) during any period of two (2) consecutive years during the term of the change in control agreements, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least 2/3rds of the directors then in office who were directors at the beginning of the period.

    Under the change in control agreements, officers who, during the period commencing on the effective date of a change of control and ending two (2) years thereafter, are terminated by the Company for any reason other than for cause or who terminate their employment with the Company with good reason are entitled to receive a change in control payment at the time of such termination. The change in control payment payable under the change in control agreements may, at the election of the officers, be either in the form of a lump sum cash payment or in the form of Common Stock of the Company.

    The amount of the lump sum cash payment is equal to each officer's annual base salary rate (but excluding all other compensation, such as bonuses and fringe benefits) in effect immediately before the effective date of the change in control, multiplied by three (3).

    The stock payment consists of shares of Common Stock of the Company in an amount equal to the result obtained by dividing the cash payment the officer would otherwise be entitled to receive by the market value of the Common Stock on the effective date of the change in control.

    Pursuant to the change in control agreements, the Company is obligated to require any successor to all or substantially all of the business and/or assets of the Company to assume the obligations under the change in control agreements. Failure on the part of the Company to obtain such assumption prior to the effectiveness of any such succession entitles the officers to compensation from the Company in the same amount and on the same terms as they would be entitled to receive under the change in control agreements following a change in control.

    The change in control agreements continue in effect through September 1, 1998. On each successive September 1, the terms of the change in control agreements will be automatically extended for one (1) additional year, unless not later than by December 31 of the preceding year the Company shall have given notice to the officers that it does not wish to extend such change in control agreements.

    LEVEL-TERM LIFE INSURANCE AGREEMENTS. The Company has entered into level-term life insurance agreements with the following executive officers of the Company pursuant to which the Company purchased $250,000 insurance policies on their respective lives: Bobby W. Hackler, G. M.

Heinzelmann, III and B. J. Curley. The Company will pay the premiums on such policies, which are owned by the insureds, until the earlier of (i) the insureds reaching age 65, or (ii) the termination of the insureds' employment by the Company. However, under certain circumstances if the insureds are terminated prior to reaching age 65, the Company remains obligated to pay the premiums on the policies until the insureds reach age 65 or die. The annual premiums on these policies are $8,630, $2,291 and $2,856, respectively.

    STOCK OPTION PLANS. The Stock Option Plans contain certain "change in control" provisions designed to attract and retain valued employees of the Company and to ensure that such employees' performance is not undermined by the possibility, threat or occurrence of a change in control. These plans provide that in the event of a change in control of the Company (in the form of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation) any options granted under the plans become fully exercisable, notwithstanding any vesting schedule relating to such options to the contrary.

    EXECUTIVE DEFERRED COMPENSATION AGREEMENTS. The Company has entered into executive deferred compensation agreements, which are nonfunded, nontrusted and nonqualified deferred compensation plans (the "EDC Agreements"), with the following executive officers of the Company: Bobby W. Hackler, G. M. Heinzelmann, III and B. J. Curley. The purpose of the EDC Agreements is to provide an economic incentive to the executive officers to remain in the employ of the Company until reaching age 65. The following table provides information with respect to amounts that will be paid if certain conditions under the EDC Agreements are met.

                           LONG-TERM INCENTIVE PLANS
                  CUMULATIVE AWARDS THROUGH FISCAL YEAR 1997


                                                                               Estimated Future Payouts Under
                                                                                 Non-Stock Price-Based Plans
                                                                 ------------------------------------------------
                              Number of        Performance or
                               Shares,       Other Period Until
                              Units or          Maturation        Threshold       Target         Maximum
          Name            Other Rights (#)    or Payout/(2)/    ($ or #)/(3)/  ($ or #)/(4)/  ($ or #)/(5)/
----------------------------------------------------------------------------------------------------------------
Bobby W. Hackler                    /(1)/       Contingent         $74,978        $74,978       $424,877
G. M. Heinzelmann, III              /(1)/       Contingent         $35,114        $35,114       $386,250
B. J. Curley                        /(1)/       Contingent         $11,364        $11,364       $375,000

---------------------

(1) The EDC Agreements provide for deferred compensation payments to the executive officers as follows: (a) if the executive officer continues employment with the Company until reaching age 65, fifteen (15) annual payments each equal to the greater of (i) 25% of the executive officer's then annual base salary, (ii) 25% of the executive officer's average annual base salary for the Company's two fiscal years prior to, and the Company's fiscal year of, the executive officer's reaching age 65, or (iii) $25,000;
    (b) a payment if the executive officer's employment is terminated prior to reaching age 65 (i) for any reason other than cause, (ii) by the executive officer for good reason, (iii) because of disability, or (iv) because of death, in the amount of the greater of (1) 25% of the executive officer's annual base salary on the date of termination, (2) 25% of the executive officer's average annual base salary for the Company's two fiscal years prior to, and the Company's fiscal year of, the year of the executive officer's termination of employment; or (3) $25,000, multiplied times 15, and the result multiplied times that percentage obtained by dividing (y) the number of years of the executive officer's service to the Company commencing with calendar year 1995 for Mr. Hackler and Mr. Heinzelmann and commencing with calendar year 1997 for Mr. Curley and ending with the calendar year in which the executive officer's employment by the Company is terminated by (z) 17 for Mr. Hackler, 33 for Mr. Heinzelmann and 33 for Mr. Curley; or (c) no payment in the event of termination of employ ment for cause. If the payment described in (b) above exceeds $250,000, the Company shall pay the executive officer in fifteen (15) equal annual payments. If the payment described in (b) above is equal to or less than $250,000, the executive officer may elect to receive a single lump sum payment or fifteen (15) equal annual payments collectively equal to the total amount of payment.

(2) The payments due under the EDC Agreements will commence within thirty (30) days after each executive officer reaches age 65, within thirty (30) days of an earlier employment termination if the executive officer elects to receive fifteen (15) annual payments, or within ninety (90) days of an earlier employment termination if the executive officer elects to receive a lump sum payment.

(3) The threshold amounts payable under the EDC Agreements are the minimum amounts payable annually to each executive officer, and assume a termination of employment during 1997 under circumstances other than for cause and that the executive officer elected to receive fifteen (15) annual payments rather than a lump sum payment.

(4) The target amounts payable under the EDC Agreements are the same as the threshold amounts under footnote (3) above, as these change annually.

(5) The maximum amounts payable under the EDC Agreements are calculated on the assumptions that employment continues until age 65 and that the 1997 base salary is the base salary for the year the executive officer reaches age 65 and retires.

    POST RETIREMENT SERVICES AGREEMENT. The Company has entered into a post retirement services agreement with C. Jack Bean in recognition of his activities as a founder of the Company and of his long tenure as the principal executive officer of the Company. The purposes of the agreement are to provide Mr. Bean with compensation and benefits for certain consulting services Mr. Bean will provide to the Company on a part-time basis after his retirement as a full-time employee of the Company. Upon Mr. Bean's retirement from full-time employment, the Company will begin payments to Mr. Bean in the amount of $53,825 per year, in addition to providing certain other benefits, including a Company-owned automobile, secretarial staff, health insurance coverage and reimbursement for certain expenses incurred in connection with his post retirement consulting services to the Company. Mr. Bean currently has no plans to retire as a full-time employee of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Neither the Company nor the Bank currently has a Compensation Committee or other Board committee performing equivalent functions. The Company did not pay any cash compensation to the named executive officers during the fiscal year ended December 31, 1997; all such compensation was paid by the Bank. The Company monitors salaries through its review of the Bank's budgeting process. The named executive officers of the Company are members of the Board of Directors of the Bank (the "Bank Board"), and in such capacity participated in deliberations regarding compensation for executive officers of the Company during the fiscal year ended December 31, 1997.

STOCK OPTION COMMITTEE AND BANK BOARD JOINT REPORT ON EXECUTIVE COMPENSATION

    As described above, the Company does not currently have a Compensation Committee or other Board committee performing equivalent functions. The named executive officers of the Company receive no salary or fees from the Company. All compensation paid to the named executive officers is paid by the Bank, and the Bank Board is responsible for determining these salaries. The Company monitors salaries through its review of the Bank's budgeting process.

    The Company has a Stock Option Committee, comprised of outside directors, which is responsible for reviewing performance and awarding stock options to the executive officers and key employees of the Company. Based on 1996 record corporate performance, on January 2, 1997, the Stock Option Committee awarded incentive stock options covering an aggregate of 35,000 shares to be divided among the named executive officers and one other officer pro rata based on their respective 1997 base salaries, and also awarded on a one time basis non-qualified stock options covering an aggregate of 500,000 shares to be divided among the named executive officers and three other officers.

    The Bank does not have a Compensation Committee. The Bank Board performs the equivalent function of such a committee and regularly monitors the performance of the Bank's executive officers through its monthly review of the Bank's performance. The Bank Board establishes and approves executive compensation as part of its annual budgeting process. Base salaries for 1997 for the named executive officers were based upon a review of comparable positions in the banking industry. The Federal Reserve Bank's Eleventh District survey of salaries was the primary source used for such comparison. Also, individual performance of each named executive officer was considered in determining compensation. The Bank Board may also, in its discretion, award bonuses to executive officers based upon individual and corporate performance. Based on the loss recorded for 1997, the Bank Board voted to not award bonuses to the named executive officers for 1997.

    A significant portion of the Company's and the Bank's executive compensation is linked directly to individual and corporate performance. The Boards of Directors of the Company and of the Bank will continue to review all elements of executive compensation to ensure that the total compensation program, and each element thereof, meets the Company's objectives and philosophy.


 STOCK OPTION COMMITTEE OF            BOARD OF DIRECTORS OF SURETY
 SURETY CAPITAL CORPORATION            BANK, NATIONAL ASSOCIATION

      William B. Byrd                    C. Jack Bean, Chairman
      Joseph S. Hardin                      William B. Byrd
      Cullen W. Turner                      Bobby W. Hackler
                                            Joseph S. Hardin
                                         G. M. Heinzelmann, III
                                          Margaret E. Holland
                                            Michael L. Milam
                                             Garrett Morris
                                            Cullen W. Turner


PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the MG Industry Group 047 - West South Central Banks Index, a bank stock index published by Media General Financial Services, Inc., and the American Stock Exchange Index, a broad market index published by the American Stock Exchange. The comparison for each of the periods assumes that $100 was invested on December 31, 1992 in each of the Common Stock of the Company, the stocks included in the MG Industry Group 047 - West South Central Banks Index, and the stocks included in the American Stock Exchange Index. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                AMONG THE COMPANY, THE MG INDUSTRY GROUP 047 -
                        WEST SOUTH CENTRAL BANKS INDEX,
                     AND THE AMERICAN STOCK EXCHANGE INDEX




--------------------------------------------------------------------------------
                            1992     1993     1994     1995     1996     1997
--------------------------------------------------------------------------------
Company                    $100.00  $ 66.36  $ 45.45  $ 50.91  $ 59.09  $101.82
--------------------------------------------------------------------------------
MG Industry Group 047      $100.00  $117.30  $ 54.31  $ 65.19  $ 83.04  $126.82
--------------------------------------------------------------------------------
American Stock Exchange    $100.00  $118.81  $104.95  $135.28  $142.74  $171.76
--------------------------------------------------------------------------------


                             CERTAIN TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Certificate of Incorporation of the Company limits the liability of directors to the full extent permitted by Delaware law. The Certificate of Incorporation also provides that the Company will indemnify directors and officers to the full extent provided by Delaware law.

    From time to time, the Bank makes loans to officers, directors and principal stockholders (and their affiliates) of the Company or the Bank. All loans to such persons are made in the ordinary course of business; are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and do not involve more than the normal risk of collectibility or present other unfavorable features.

    During 1997 the Company extended loans of $479,000 to insureds to finance premiums paid to a director-related company. During 1997 the Company paid $110,216 for legal services to Tracy & Holland, L.L.P., a law firm in which Margaret E. Holland is a partner.


                       PROPOSALS FOR NEXT ANNUAL MEETING

    Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1999 must be received by the Company at 1845 Precinct Line Road, Suite 100, Hurst, Texas 76054, no later than December 22, 1998 in order to be included in the proxy statement and accompanying proxy relating to that meeting.


                                    GENERAL

    The cost of preparing and mailing the enclosed material will be borne by the Company.

    Management does not intend to bring any matters before the meeting other than those mentioned above and is not aware of any matters to be presented before the meeting.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHED ULES THERETO, MAY BE OBTAINED WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASON ABLE EXPENSES IN FURNISHING SUCH EXHIBITS) TO ANY PERSON TO WHOM A PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. ANY PERSON DESIRING A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, OR THE EXHIBITS THERETO, SHOULD ADDRESS HIS REQUEST TO MR. B. J. CURLEY, 1845 PRECINCT LINE ROAD, SUITE 100, HURST, TEXAS 76054.

                                    By Order of the Board of Directors,



                                    B. J. Curley, Secretary

April 10, 1998

                                    ANNEX I

                AMENDED SECTION OF CERTIFICATE OF INCORPORATION


    FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 41,000,000 shares, of which 1,000,000 shares shall be preferred stock of the par value of one cent each ($.01) (hereinafter called the "Preferred Stock") and of which 40,000,000 shares shall be common stock of the par value of one cent each ($.01) (hereinafter called the "Common Stock").

        A. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such designation as may be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such series shall have such preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Certificate of Incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors providing for the issue of such series. The Preferred Stock of any series shall or may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends at such rates, on such conditions and at such times; (c) entitled to such rights upon the dissolution of, or upon the distribution of the assets of the Corporation; and (d) made convertible into, or exchangeable for, shares of any other class or classes, or any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments as shall or may be provided, stated or expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of such series.

        B. The Common Stock of the Corporation shall be subject to the prior rights of the Preferred Stock as may be set forth in the resolution or resolutions by the Board of Directors providing for the issuance of the Preferred Stock. Except for such voting rights as may be provided for in the resolution or resolutions creating one or more series of Preferred Stock, sole voting rights shall be in the Common Stock. Cumulative voting in any election of directors, regardless of class or series, is hereby expressly denied.

        C. Effective as of June 14, 1993 (the "Effective Date"), each share of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into one-tenth (1/10) of a share of the Corporation's Common Stock, par value $0.01 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each record holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation's exchange agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the record holder thereof to vote, or to any rights of a record stockholder of the Corporation. A record holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the record holder would otherwise be entitled, a cash payment therefor on the basis of the average of the closing bid and asked prices as reported by NASDAQ on the Effective Date (or in the event the Corporation's Common Stock is not so traded on the Effective Date, such average of the closing bid and asked prices as reported by NASDAQ on the next preceding day on which such stock was so traded). If more than one Old Certificate shall be surrendered at one time for the account of the same record stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation's exchange agent determines that a record holder of Old Certificates has not tendered all his certificates for exchange, the exchange agent shall carry forward any fractional share until all certificates of that record holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the exchange agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

                                   ANNEX II

                       1998 INCENTIVE STOCK OPTION PLAN
                         OF SURETY CAPITAL CORPORATION


    This is the 1998 Incentive Stock Option Plan (the "Plan") of SURETY CAPITAL CORPORATION, a Delaware corporation (the "Company"), under which incentive stock options (the "Options") may be granted to the officers and/or key employees of the Company and/or its subsidiaries to purchase shares of the Company's $0.01 par value common stock (the "Common Stock"). Options granted pursuant to the Plan are intended to be "incentive stock options" within the meaning of Section 422A of the Code (as defined below).

    SECTION 1. PURPOSE. The purpose of the Plan is to permit officers and/or key employees of the Company and/or its subsidiaries (now existing or hereafter acquired) to acquire a proprietary interest in the Company, thereby providing them with an additional incentive for further promoting the success of the Company's business operations, to encourage them to remain as officers and/or key employees of the Company and/or its subsidiaries and to assist the Company and its subsidiaries in attracting and retaining key personnel through the grant of Options under the Plan.

    SECTION 2. ADMINISTRATION OF PLAN. The Plan will be administered by the Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board of Directors"). The Committee shall consist of two (2) or more members of the Board of Directors. Each member of the Committee must be a director of the Company who is ineligible to receive a grant of Options under the Plan. Subject to the provisions of the Plan, the Committee will have authority in its discretion: (a) to select the individuals to whom and the time or times at which Options will be granted under the Plan, to determine the number of shares subject to each Option under the Plan and the exercise price thereof, to determine the terms, conditions, restrictions and other provisions of such Options, and, subject to the restrictions imposed by SECTION 16, to cancel Options granted under the Plan; (b) to construe and inter pret the Plan and all Options granted under the Plan; (c) to prescribe, amend and rescind rules and regulations relating to the Plan; and (d) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee will be binding and conclusive on all persons to whom Options are granted and on their legal representatives and beneficiaries. In administering the Plan, the Committee shall act by majority vote of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

    SECTION 3.  SHARES SUBJECT TO PLAN.  Subject to adjustment as provided in
SECTION 10, the number and kind of shares which may be offered and sold under the Plan is 500,000 shares of Common Stock. If any Option granted under the Plan is forfeited, expires or is cancelled for any reason without having been exercised in full, the unpurchased shares of Common Stock subject thereto will (unless the Plan has been terminated) again be available for other Options to be granted under the Plan. Shares which are the subject of Options under the Plan may be made available from authorized and unissued stock or treasury stock of the Company.

    SECTION 4. SELECTION OF OPTIONEES. Options may be granted under the Plan to present and future officers and/or key employees of the Company and/or its subsidiaries (whether now existing or hereafter acquired), all such persons being hereafter referred to as "Optionees." In determining the persons to whom Options will be granted and the number of shares of Common Stock to be covered by each Option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion may deem relevant. An Optionee who has been granted an Option under the Plan may be granted an additional Option or Options under the Plan if the Committee so determines.

    SECTION 5. OPTION PRICE. Options granted under the Plan will be subject to such exercise price as may be determined by the Committee, except that in no event may such exercise price be less than the fair market value of the Common Stock on the date of the grant (the "Option Price"). In determining such fair market value, the Committee shall use the average of the closing bid and asked prices if such Common Stock is traded on the over-the-counter market, or the closing price on a securities exchange (except that if there was no trading in such Common Stock on the date of the grant, the closing price on the earliest preceding day during which there was trading in such Common Stock shall be used). If the Common Stock is not publicly traded, the Board of Directors shall make a good faith effort and attempt to determine the fair market value based on such factors as recent sales prices, book value, etc. Notwithstanding what is stated above, in the event an Option is granted to a person who, at the time the Option is granted, owns stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then the Option Price must be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time such Option is granted.

    SECTION 6. TERM OF OPTIONS. All Options which may be granted pursuant to the Plan must be granted within ten (10) years from the Effective Date. Subject to earlier termination as provided in SECTION 7, each Option granted pursuant to the Plan must be exercised within ten (10) years after the date of granting of such Option; provided however, in the event an Option is granted to a person who, at the time the Option is granted, owns stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, such Option shall not be exercisable in full or in part after the expiration of five (5) years from the date such Option is granted.

    SECTION 7.  TERMS AND CONDITIONS RELATING TO EMPLOYMENT.

    (a) A primary reason for the Company's granting of the Options under the Plan is to encourage each Optionee to remain an officer and/or key employee of the Company and/or its subsidiaries. Accordingly, if an Optionee voluntarily or involuntarily terminates his employment with the Company and/or its subsidiaries for any reason whatsoever, whether with or without cause, other than as a result of death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, such Optionee may exercise his Options, to the extent vested on the date of termination of employment, at any time within three (3) months following the date of such termination of employment (but in no event later than the termination date of the Options), after which period the Options shall expire. Under no circumstances may any Options of an Optionee be in any way affected by any change of the Optionee's activities, title or position within the group consisting of the Company and/or its subsidiaries.

    (b) If an Optionee dies while in the employ of the Company and/or its subsidiaries, or within three (3) months following the date of termination of his employment by the Company and/or its subsidiaries, any Options of the Optionee on the date of death of the Optionee may be exercised, to the extent vested on the date of death of the Optionee, at any time within one (1) year after the date of such Optionee's death (but in no event later than the termination date of the Options), after which period the Options shall expire, but only if exercised by an heir, devisee or personal representative of the deceased Optionee's estate who acquired the Options directly from the Optionee through the latter's will or pursuant to the applicable laws of descent and distribution.

    (c) In the case of an Optionee who becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code while in the employ of the Company and/or its subsidiaries, any Options of such Optionee, to the extent vested on the date when such Optionee becomes disabled, may be exercised within one (1) year after such Optionee ceases employment (but in no event later than the termination date of the Options), after which period the Options shall expire.

    SECTION 8.  OTHER TERMS.

    (a) Subject to the provisions of this Plan and applicable securities, tax and other laws and regulations, Options may be granted at such time or times and pursuant to such terms and conditions as may be determined by the Committee during the period this Plan is in effect. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement in the form attached hereto as EXHIBIT A between the Company and the Optionee which shall set forth such terms and conditions. Stock Option Agreements shall contain such provisions, restrictions, and conditions as are not inconsistent with this Plan, but need not be identical. The provisions of this Plan shall be set forth in full or incorporated by reference in each Stock Option Agreement.

    (b) The Committee may, in its discretion, include in any Option granted under the Plan a condition that the Optionee shall agree to remain in the employ of, and to render services to, the Company or any of its subsidiaries for a period of time (specified in the Stock Option Agreement) following the date the Option is granted. No such agreement shall impose upon the Company or any of its subsidiaries, however, any obligation to employ the Optionee for any period of time.

    SECTION 9.  METHOD OF EXERCISING OPTIONS.

    (a) Provided all of the provisions of the Plan have been fully complied with, each Option may be exercised by forwarding to the Company's business office in Hurst, Texas, by certified letter, a written instrument stating that the Option is being exercised and giving the number of shares of Common Stock with respect to which the Option is being exercised. Such written instrument shall be signed by the person exercising the Option and shall be accompanied by a certified check or cashier's check for the full amount of the Option Price. In lieu of paying the Option Price in cash, and subject to the ability of the Company to repurchase its Common Stock, the Optionee may tender and deliver to the Company with proper stock powers and required endorsements so many shares of Common Stock previously acquired, owned and held by the Optionee for at least seven (7) months, which have a fair market value as of the date of exercise of the Option equal to the Option Price. In the event a person or persons other than an Optionee attempts to exercise the Option, such written statement mailed to the Company shall demonstrate compliance with SECTION 11 hereof and be accompanied by such proof of right to ownership as is required by applicable law to be given to transfer agents in connection with the transfer of securities. The Company shall issue a certificate representing the shares being received upon exercise of the Option. All shares represented by any such certificate shall be fully paid and non-assessable. Subject to the limitations set forth in the Plan, each Option may be exercised at one time or on several successive occasion; however, each Option may not be exercised in an amount less than one hundred shares at any one time (unless such exercise is being made as to the entire portion of Common Stock which may be purchased pursuant to the Option).

    (b) The aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which such Options are exercisable for the first time during any calendar year under the Plan, or under any other plan of the Company or a corporation which is a parent or subsidiary of the Company, as those terms are defined in Sections 425(e) and (f), respectively, of the Code, shall not exceed $100,000, with respect to any Optionee. The Committee may grant in any one calendar year Options to any Optionee respecting Common Stock having a fair market value in excess of $100,000; provided, however, the Stock Option Agreement shall expressly provide that the Options granted therein shall be subject to successive annual rights of exercise such that Common Stock having a fair market value not in excess of $100,000 is first subject to exercise under the Stock Option Agreement during any one calendar year.

    SECTION 10.  CHANGES IN CAPITAL STRUCTURE.

    (a) Subject to any required action by the shareholders, the number of shares of Common Stock covered by each outstanding Option, the Option Price, and the aggregate number of shares remaining available under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend (but only on the Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, provided that no fractional shares shall be subject to any Option and each Option shall be adjusted downward to the nearest full share.

    (b) Subject to any required action by the shareholders, if the Company is the surviving corporation in any merger or consolidation, each outstanding Option will pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled. A dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, will cause each outstanding Option to terminate, provided that in such event each Optionee may (immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation) exercise such Optionee's Option, to the extent then vested.

    (c) In the event of a conversion or exchange of all of the Common Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such conversion or exchange shall be deemed to be Common Stock within the meaning of the Plan.

    (d) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee whose determination in that respect shall be final, binding and conclusive.

    (e) Except as hereinbefore expressly provided in this SECTION 10, an Optionee will have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class resulting from a dissolution, liquidation, merger, consolidation or other reorganization with another corporation. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Option or the Option Price.

    (f) The grant of an Option pursuant to the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure; nor affect in any way the right or power of the Company to merge, consolidate, dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

    SECTION 11. NONTRANSFERABILITY. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Each Option is exercisable, during the lifetime of an Optionee, only by the Optionee. Any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions hereof, and any execution, attachment or similar process upon any Option, will be null, void and of no effect.

    SECTION 12. RIGHTS AS SHAREHOLDER. No Optionee may have any rights as a shareholder with respect to any shares of Common Stock covered by these Options until the date of issuance of a stock certificate to such Optionee for such shares after exercise. Except as is otherwise provided in SECTION 10, no adjustment will be made for dividends (ordinary or extraordinary and whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

    SECTION 13. COMPANY'S OBLIGATIONS. The Company agrees to maintain at all times sufficient authorized stock to meet the requirements of the Plan. The proceeds received by the Company from the sale of the Common Stock pursuant to these Options shall be used for general corporate purposes. The Company further agrees to pay all fees and expenses necessarily incurred by the Company in connection with these Options. Although the Company shall in no event be obligated to register any securities covered hereby pursuant to the Securities Act of 1933, as amended (the "Act"), it will use its best efforts to comply with all laws and regulations which, in the opinion of the Company's counsel, are applicable thereto. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Common Stock as to which the requisite authority has not been obtained.

    SECTION 14.  REQUIREMENTS OF LAW.

    (a) The Company shall not be required to sell or issue any shares of Common Stock subject to the Options if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority. Specifically, in connection with the Act, upon exercise of an Option, unless a registration statement under the Act is in effect with respect to the shares of Common Stock covered by the Option, the Company shall not be required to issue such shares of Common Stock unless the Company has received an opinion of counsel that registration of such shares is not required. Any reasonable determination in this connection by the Company shall be final, binding and conclusive. If required by the Act or applicable state law in the opinion of counsel for the Company, an appropriate legend shall be placed on certificates representing shares of Common Stock issued pursuant to the exercise of an Option.

    (b) As a condition to the exercise of any portion of an Option, the Company may require the Optionee exercising such Option to represent and warrant at the time of such exercise that any shares of Common Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Act or any other applicable law, regulation or rule of any governmental agency.

    SECTION 15. RELIANCE ON REPORTS. Each member of the Committee and each member of the Board of Directors shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board of Directors be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action, including the furnishing of information, taken or failure to act, if in good faith.

    SECTION 16. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may at any time amend, alter or terminate the Plan, except that no amendment, alteration or termination may be made which would impair the rights of any Optionee under any Option previously granted without such Optionee's consent, and except that no amendment, alteration or termination may be made which, without the further approval of the shareholders, would: (a) increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan, except as provided in SECTION 10; (b) change the class of employees eligible to receive Options; (c) change the manner of determining the minimum Option Price; or (d) extend the term of the Plan or the period during which Options may be granted or exercised under the Plan.

    SECTION 17. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised), including canceling outstanding Options and reissuing new Options at a lower Option Price in the event that the fair market value per share of Common Stock at any time prior to the date of exercise falls below the Option Price of Options granted pursuant to the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

    SECTION 18. INTERNAL REVENUE CODE. The term "Code" means the Internal Revenue Code of 1986, as amended, and any successor revenue law thereto, and as same may be interpreted from time to time by Treasury Income Tax Regulations, Treasury Department Administrative rulings and court decisions.

    SECTION 19. EFFECTIVE DATE. The Plan shall become effective as of the date of its adoption by the Board of Directors, subject to the approval by holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the 1998 Annual Meeting of Stockholders of the Company. Options may be granted under the Plan prior to receipt of such approval, provided that, in the event such approval is not obtained, the Plan and all Options granted under the Plan shall be null and void and of no force and effect.

    The Secretary of the Company hereby certifies that the Plan was adopted by the Board of Directors effective the 10th day of March, 1998.



                                    /s/ B.J. Curley
                                    ----------------
                                    B.J. Curley, Secretary

                          SURETY CAPITAL CORPORATION
    Proxy Solicited on Behalf of the Board of Directors of the Corporation
                      For Annual Meeting of Stockholders
                                 May 21, 1998

   The undersigned hereby constitutes and appoints C. Jack Bean and Bobby W. Hackler, and each of them, proxies with full power of substitution, to vote, as directed below, all the shares of common stock of Surety Capital Corporation (the "Corporation") held of record by the undersigned at the close of business on March 31, 1998 at the Annual Meeting of Stockholders to be held at Surety Bank, National Association, 310 North Ninth Street, Midlothian, Texas, at 3:00 p.m. on May 21, 1998, and at any adjournment or adjournments thereof.

   1. APPROVAL OF THE AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION. FOR ___ AGAINST ___ ABSTAIN ___

   2. ELECTION OF DIRECTORS -- Nominees:  C. Jack Bean, William B. Byrd, Bobby
      W. Hackler, Joseph S. Hardin, G. M. Heinzelmann, III, Margaret E. Holland, Michael L. Milam, Garrett Morris and Cullen W. Turner.

      MARK ONLY ONE BOX  _____  VOTE FOR all nominees listed above, except vote to be withheld from the following nominees, if any:

                                ------------------------------------------------

                         _____  VOTE TO BE WITHHELD from all nominees.

   3. RATIFICATION OF THE ADOPTION OF THE 1998 INCENTIVE STOCK OPTION PLAN OF THE CORPORATION. FOR ___ AGAINST ___ ABSTAIN ___

   4. APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. Proposal to approve the appointment of Coopers & Lybrand L.L.P. as independent public accountants of the Corporation for the fiscal year ending December 31,
      1998.   FOR ___ AGAINST ___ ABSTAIN ___

   5. OTHER BUSINESS. In their discretion upon such other business as may properly come before the meeting, or any adjournment or adjournments thereof.
      FOR ___ AGAINST ___ ABSTAIN ___

   This proxy when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR all the nominees listed above and FOR proposals 1, 3 and 4, and, in the discretion of the persons named herein as proxies, upon such other business as may come before the meeting and any adjournment or adjournments thereof. The undersigned hereby revokes any proxy or proxies heretofore given and hereby confirms all that said attorneys and proxies, or any of them, or their substitutes may do by virtue hereof. In addition, receipt of the 1997 Annual Report, the Notice of Annual Meeting and the Proxy Statement of Surety Capital Corporation dated April 10, 1998 is hereby acknowledged.

SHARES OF COMMON STOCK: _________       DATED ____________________________, 1998


                                        ________________________________________


                                        ________________________________________
                                              Signature of Shareholder(s)

                                        ________________________________________
                                                   Street Address

                                        ________________________________________
                                        City           State            Zip Code

Please date this proxy and sign your name exactly as it appears hereon, and mail today. When signing on behalf of a corporation, partnership, estate, trust, or the like, indicate title of persons signing. For joint accounts, each joint owner should sign.


NOTE:  I ___ WILL ___ WILL NOT ATTEND THE STOCKHOLDERS' MEETING ON MAY 21, 1998.